UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 6, 2014

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2014, the Board of Directors (the “Board) of Behringer Harvard Opportunity REIT I, Inc. (the “Company”, “we”, “our”, or “us”) elected Lisa Ross as Chief Financial Officer of the Company.  Ms. Ross will continue to serve as Senior Vice President and Treasurer of the Company, positions that she has held since October 2013 and January 2012, respectively.

Ms. Ross, 51, has been the Company’s principal accounting officer since January 2012.  As Chief Financial Officer, Ms. Ross is the Company’s principal financial officer.  From January 2011 through January 2012, Ms. Ross served as the Senior Controller and Director of Financial Reporting for the Company.  She also serves in similar positions for other Behringer Harvard-sponsored programs.  Prior to joining Behringer Harvard, from 2006 to 2010, Ms. Ross served as the Controller for a private real estate development project and managed the accounting and reporting for a private family wealth office with investments in real estate, oil and gas and other financial investments.  From 1996 to 2005, Ms. Ross was Partnership Controller for The Hampstead Group, a privately held real estate investment company, where she oversaw the financial reporting and investor valuation for four funds with investments of approximately $1 billion. From 1989 to 1995, Ms. Ross served in multiple capacities for McNeil Real Estate Management, including Partnership Controller where she oversaw the financial and tax reporting for three non-traded public real estate investment funds and one privately held real estate investment fund with investments of approximately $250 million.  Ms. Ross has a Bachelor of Business Administration degree from Baylor University and a Master of Management and Administrative Sciences degree from the University of Texas at Dallas.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

On October 6, 2014, the Company held its annual meeting of stockholders.  A total of 28,671,484 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 50.75% of the total number of shares entitled to vote at the meeting.

At the annual meeting, the Company’s stockholders elected the five nominees listed below to serve on its board of directors until the next annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualified or until his or her earlier death, resignation, or retirement.  The votes cast with respect to each director were as follows:

Name	For	Withheld
Michael J. O’Hanlon	24,043,400	4,628,083
Barbara C. Bufkin	24,073,217	4,598,266
Michael D. Cohen	24,091,163	4,580,320
Terry L. Gage	24,080,448	4,591,035
Steven J. Kaplan	24,075,017	4,596,467

No broker non-votes were cast in the election of directors.  No other proposals were submitted to a vote of the stockholders at the Company’s annual meeting of stockholders.

Item 8.01                   Other Events.

On October 6, 2014, the Company’s Board of Directors elected Steven J. Kaplan as non-executive Chairman of the Board.  Mr. Kaplan has been an independent, non-employee director since February 2006.  Mr. Kaplan also serves as the Chairman of the Board’s Special Committee and Compensation Committee and as a member of the Audit Committee and Nominating Committee.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                Exhibits.

99.1                        Press Release Announcing Election of Lisa Ross as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: October 9, 2014	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President — Legal, General Counsel, & Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release Announcing Election of Lisa Ross as Chief Financial Officer.